                                                                    EXHIBIT 99.1



                         [ELCOR CORPORATION LETTERHEAD]



PRESS RELEASE                                                      TRADED:  NYSE
FOR IMMEDIATE RELEASE                                              SYMBOL:  ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Vice President, Chief Financial Officer and Treasurer
(972) 851-0523


                    ELCOR CORPORATION REPORTS SHARPLY HIGHER
                       FISCAL 2002 FIRST QUARTER RESULTS;
                    NEW MYERSTOWN, PENNSYLVANIA ROOFING PLANT
                ACHIEVES PROFITABLE OPERATIONS DURING THE QUARTER

DALLAS, TEXAS, October 17, 2001 . . . . Citing 41% higher sales, Elcor
Corporation today reported sharply higher year-over-year results for its fiscal 2002 first quarter ending September 30, 2001 and the achievement of profitable operations at its new Myerstown, Pennsylvania roofing plant. Net income for the quarter rose 18% to $5,834,000, or $0.30 per diluted share, compared to $4,944,000, or $0.25 per diluted share, in the year-ago quarter, and $1,876,000, or $0.10 per diluted share, in the June 2001 quarter. Sales rose 41%, to $143,219,000, from $101,215,000 in the same quarter last year. First quarter results were in line with previous guidance issued by the company and surpassed upwardly revised analysts' consensus estimates of $0.28 per diluted share.

Thomas D. Karol, Elcor's President and Chief Executive Officer, said, "We are very pleased with the strong sales performance of our core Elk roofing and performance nonwoven fabrics business during the quarter, which resulted in improved year-over-year profits and strong consecutive quarter profit growth. Expected weakness during the quarter at our Cybershield unit was offset by strong profit improvement at our Industrial Products segment. Strong cash generation and lower capital spending enabled Elcor to reduce debt by over $23 million, or 19%, during the quarter," he said.

ELK ROOFING AND PERFORMANCE NONWOVEN FABRICS: STRONG SALES GROWTH DRIVES HIGHER RESULTS

Elk's roofing and performance nonwoven fabrics sales rose 45% to $131,025,000, from $90,232,000 in the year-ago quarter. Operating profit rose 33% to $14,625,000, compared to $10,999,000 in the same quarter last year.

Strong sales growth was driven by improved demand in the residential asphalt shingle market, the highly successful new product and warranty initiatives of Elk's A Whole



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
PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 2



Different Animal(TM) campaign and by Elk's success in penetrating the markets served by its new Myerstown, Pennsylvania roofing plant. Most of the year-over-year sales increase resulted from higher unit shipments. A small price increase implemented in July 2001 did not improve year-over-year quarterly pricing comparisons, as product prices declined subsequent to September 2000 last year. A more significant price increase implemented in September 2001 is expected to principally benefit subsequent quarters.

Elk's new Myerstown, Pennsylvania roofing plant was profitable each month during the quarter as production and sales volumes rose above the break-even level. Elk's rate of year-over-year profit growth trailed comparable sales growth as a result of the incremental fixed costs of the Myerstown plant. Beyond the break-even level, operating profits are expected to grow at a much faster rate than sales.

OTHER SEGMENT RESULTS

Cybershield's sales for the quarter increased modestly to $8,586,000 from $8,389,000, and an operating loss of $449,000 compared to an operating profit of $697,000 in the same quarter last year. Compared to the year-ago quarter, Cybershield's unit volumes declined, as cellular handset manufacturers continued to reduce excess distribution channel inventories during the quarter. Average unit selling prices increased during the quarter, primarily as a result of a higher sales mix of units containing purchased plastic parts. Cybershield began ramping up production of several new handset components during the quarter. Production start-up inefficiencies on these new components temporarily increased operating costs during the quarter and resulted in Cybershield's operating loss.

The Industrial Products segment had higher sales of $3,608,000, compared to $2,564,000, and an operating profit of $542,000, compared to an operating loss of $1,245,000 in the same quarter last year. Both Chromium and Ortloff were profitable during the quarter, whereas both recorded an operating loss during the year-ago quarter. Chromium incurred significant costs related to the consolidation of its manufacturing facilities in the year-ago quarter that were not present in the most recent quarter. Ortloff was the beneficiary of significantly higher consulting and license revenues in the most recent quarter, as its patented cryogenic gas processing technologies were licensed for use in projects in Argentina, Indonesia and Thailand.

FINANCIAL CONDITION

Elcor reduced its outstanding debt by over $23 million during the quarter. Good profitability and improved working capital management resulted in $27 million of net cash from operations during the quarter, which significantly exceeded $3 million of capital spending and $1 million of dividend payments. Strong sales volumes reduced inventories by over $13 million during the quarter. At September 30, 2001, Elcor's total debt was $100 million, and its debt to capital ratio was 37.4%.

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
PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 3


OUTLOOK

Mr. Karol said, "While it is likely that the U.S. economy has entered a recession, we believe that Elk's roofing products and performance nonwoven fabrics business is well positioned to potentially outperform other industries in this economic environment. Elk's strong sales momentum during the most recent quarter shows that necessary roof replacements will continue to be made in a significantly weakening economy. We see potential benefits from lower asphalt and other raw material prices, as a weaker economy exhibits downward pressure on energy consumption and world oil prices. And finally, low mortgage rates should continue to favor mortgage refinancing transactions which often include `new money' earmarked for home improvements.

"In the aftermath of the events of September 11th, we continue to carry good order momentum into our seasonally slower December quarter. However, weather will likely influence our shipment levels during the quarter, since the date of first snowfall often signals the beginning of a seasonal slowdown in many of our markets.

"We expect to see improving sales and operating results at Cybershield over the remainder of fiscal 2002, based upon the currently visible production requirements of our customers and recent improvements in our manufacturing efficiency on new handset models. Excess cellular handset distribution channel inventories have been reduced to more normal levels, and consumer demand appears to have increased since the terrorist attacks.

"Full year operating results at our Industrial Products segment have the potential to significantly exceed annualized September quarter results. Consulting and license fee opportunities at Ortloff are now better than at any time since fiscal 1998, as Elcor's cryogenic technology has been selected for use in many international projects now getting underway. Chromium's unit volumes are likely to come under pressure during the remainder of fiscal 2002 as railroads defer maintenance expenditures in a weaker economy. However, the cost reductions resulting from Chromium's consolidation last year should enable it to contribute solidly to fiscal 2002 segment profitability.

"Current analysts' estimates for Elcor's full fiscal year ending June 30, 2002 range from $0.80 to $1.00. We share analysts' uncertainty regarding the potential impact of an economic recession on our businesses; however, we are comfortable with the current range of analysts' estimates," Mr. Karol concluded.

CONFERENCE CALL

Elcor will host a conference call tomorrow, Thursday, October 18, 2001, at 11:00 a.m. Eastern time (10:00 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the Elcor Website at www.elcor.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

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
PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 4



SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2001, and subsequent Forms 8-K.

                                   ----------

Elcor, through its subsidiaries, manufactures Elk brand roofing and building products, reconditions locomotive engine components, provides technology for gas processing, and provides electronics manufacturing services. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing and building products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; its locomotive engine products facility is located in Cleveland, Ohio; and its gas processing technology operation is located in Midland, Texas.


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PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 5

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)


                                                                                     Trailing
                                                 Three Months Ended             Twelve Months Ended
                                                    September 30,                 September 30,
                                                2001            2000            2001           2000
                                            ------------    ------------    ------------    ------------

SALES                                       $    143,219    $    101,215    $    421,160    $    388,517
                                            ------------    ------------    ------------    ------------

COSTS AND EXPENSES:
       Cost of sales                             116,504          81,433         348,676         307,024
       Selling, general & administrative          15,040          11,439          51,798          41,626
       Interest expense and other, net             2,280             505           5,166           1,250
       Gain from involuntary conversion                0               0               0          (1,292)
                                            ------------    ------------    ------------    ------------

Total Costs and Expenses                         133,824          93,377         405,640         348,608
                                            ------------    ------------    ------------    ------------

INCOME BEFORE INCOME TAXES                         9,395           7,838          15,520          39,909

Provision for income taxes                         3,561           2,894           5,868          15,042
                                            ------------    ------------    ------------    ------------

NET INCOME                                  $      5,834    $      4,944    $      9,652    $     24,867
                                            ============    ============    ============    ============

INCOME PER COMMON SHARE-BASIC               $       0.30    $       0.25    $       0.50    $       1.27
                                            ============    ============    ============    ============

INCOME PER COMMON SHARE-DILUTED             $       0.30    $       0.25    $       0.50    $       1.24
                                            ============    ============    ============    ============

AVERAGE COMMON SHARES OUTSTANDING
       Basic                                      19,231          19,524          19,249          19,577
                                            ============    ============    ============    ============

       Diluted                                    19,464          19,755          19,420          20,029
                                            ============    ============    ============    ============

PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 6

FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)


                                                                                             Trailing
                                                    Three Months Ended                  Twelve Months Ended
                                                       September 30,                        September 30,
                                                  2001               2000               2001               2000
                                              ------------       ------------       ------------       ------------
SALES
      Roofing Products                        $    131,025       $     90,232       $    376,764       $    345,505
      Electronics Manufacturing Services             8,586              8,389             29,725             32,665
      Industrial Products                            3,608              2,564             14,605             10,202
      Corporate & Eliminations                           0                 30                 66                145
                                              ------------       ------------       ------------       ------------
                                              $    143,219       $    101,215       $    421,160       $    388,517
                                              ============       ============       ============       ============

OPERATING PROFIT (LOSS)
      Roofing Products                        $     14,625       $     10,999       $     29,165       $     47,746
      Electronics Manufacturing Services              (449)               697                246              4,241
      Industrial Products                              542             (1,245)             1,052             (6,067)
      Corporate & Eliminations                      (3,043)            (2,108)            (9,777)            (6,053)
                                              ------------       ------------       ------------       ------------
                                              $     11,675       $      8,343       $     20,686       $     39,867
                                              ============       ============       ============       ============

PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 7

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                              September 30,
ASSETS                                                      2001          2000
------                                                    --------      --------

Cash and cash equivalents                                 $    204      $  4,146
Receivables, net                                            87,835        71,435
Inventories                                                 37,387        47,010
Deferred income taxes                                        4,052         2,897
Prepaid expenses and other                                   4,850         2,631
                                                          --------      --------

      Total Current Assets                                 134,328       128,119

Property, plant and equipment, net                         218,297       207,990
Other assets                                                 2,609         2,901
                                                          --------      --------

      Total Assets                                        $355,234      $339,010
                                                          ========      ========



                                                              September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                        2001          2000
                                                          --------      --------

Accounts payable and accrued liabilities                  $ 59,901      $ 47,395
Current maturities on long-term debt                             0             0
                                                          --------      --------

      Total Current Liabilities                             59,901        47,395

Long-term debt, net                                        100,000       105,300
Deferred income taxes                                       28,304        21,831
Shareholders' equity                                       167,029       164,484
                                                          --------      --------

      Total Liabilities and Shareholders' Equity          $355,234      $339,010
                                                          ========      ========

PRESS RELEASE
Elcor Corporation
October 17, 2001
Page 8

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)


                                                           For the Three Months Ended
                                                                   September 30,
                                                              2001               2000
                                                          ------------       ------------
CASH FLOWS FROM:

OPERATING ACTIVITIES
Net income                                                $      5,834       $      4,944
Adjustments to net income
       Depreciation and amortization                             4,580              3,419
       Deferred income taxes                                     1,617                673
       Changes in assets and liabilities:
           Trade receivables                                   (14,175)               277
           Inventories                                          13,629             (6,045)
           Prepaid expenses and other                            3,637              1,681
           Accounts payable and accrued liabilities             11,867               (892)
                                                          ------------       ------------

Net cash from operations                                        26,989              4,057
                                                          ------------       ------------

INVESTING ACTIVITIES
       Additions to property, plant & equipment                 (2,822)           (16,298)
       Other                                                       116                 49
                                                          ------------       ------------

Net cash from investing activities                              (2,706)           (16,249)
                                                          ------------       ------------

FINANCING ACTIVITIES
       Long-term  borrowings, net                              (23,300)            14,000
       Dividends on common stock                                  (962)              (975)
       Treasury stock transactions and other, net                   55             (1,389)
                                                          ------------       ------------

Net cash from financing activities                             (24,207)            11,636
                                                          ------------       ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                76               (556)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     128              4,702
                                                          ------------       ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                $        204       $      4,146
                                                          ============       ============